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Nxt-ID, Inc. Completes $16.5 Million Long-term Debt Refinancing

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SEBASTIAN, Florida, May 7, 2019 /PRNewswire/ -- Nxt-ID, Inc. (NASDAQ: NXTD) (the "Company") today announced the closing of a $16.5 million senior secured term loan (the "Term Loan"). The Company will use the proceeds from the Term Loan to refinance its existing loan facility and to pay other costs associated with the refinancing.

Key features of the Term Loan include:

•	Interest rate of LIBOR + 11.00%;
•	Maturity date of three years after closing, and
•	Three-year term with minimum principal payments amortized over 96-months.

The refinancing also removes a covenant of the existing debt facility and allows the Company to proceed with the proposed spin-off of its Fit Pay, Inc. subsidiary and its payments, authentication, credential management business and other assets into a new company called PartX, Inc. ("PartX").

"We are very pleased to have completed this transaction and refinanced our debt facility," said Nxt-ID Chief Executive Officer Gino Pereira. "It enables us to move forward with the planned spin-off of our payments business, which we believe will increase overall shareholders value."

On April 29, 2019, the Nxt-ID filed a Form 10 Registration Statement with the Securities and Exchange Commission (SEC) to spin off PartX into an independent company and distribute its shares to Nxt-ID shareholders. The Form 10 Registration Statement is used to register a class of securities that are intended to be traded publicly and is subject to review and approval of the SEC.

Following the successful completion of the spin-off transaction, which the Company believes will qualify as a tax-free distribution, Nxt-ID shareholders who own shares on the spin-off Record Date will receive a pro-rata distribution of shares PartX and will own shares of both Nxt-ID and PartX. The Record Date for the distribution has not yet been established, pending review by the SEC of the Form 10 Registration Statement.

The Company believes the spin-off of PartX will provide a number of benefits, including: (1) enhanced strategic and management focus on the core business and growth of each company; (2) more efficient capital allocation, direct access to capital and expanded growth opportunities for each company; (3) improved investor understanding of the business strategy and operating results of each company; and (4) enhanced investor choice by offering investment opportunities in separate entities.

Maxim Group, LLC was retained by the Company as a finder in connection with the Term Loan.

About Nxt-ID, Inc.

Nxt-ID, Inc. (NASDAQ: NXTD) provides a comprehensive platform of technology products and services that enable the Internet of Things (IoT). With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, Nxt-ID develops and markets groundbreaking solutions for healthcare, payment and IoT applications.

Nxt-ID includes three mobile and IoT-related subsidiaries: LogicMark, LLC, a manufacturer and distributor of non-monitored and monitored personal emergency response systems ("PERS") sold through dealers/distributors and the United States Department of Veterans Affairs; Fit Pay, Inc., a proprietary technology platform that delivers end-to-end solutions to device manufacturers for contactless payment capabilities, credential management, authentication and other secure services within the IoT ecosystem, and 3D-ID LLC, which is engaged in biometric identification and authentication. Learn more about Nxt-ID at www.nxt-id.com. For Nxt-ID Inc. corporate information contact: info@nxt-id.com

Forward-Looking Statements for Nxt-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

In addition to the operational uncertainties identified above, there are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of the payments business is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied, including the achievement of a tax-free distribution; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; and general market and economic conditions. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Media Contacts:

Chris Orlando
chris.orlando@nxt-id.com
+1-760-468-7273
D. Van Zant
+1-800-665-0411
press@nxt-id.com

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SOURCE NXT-ID, Inc.

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